Exhibit 10.7

EXECUTION VERSION

LICENSE AGREEMENT

AMENDMENT No. 8

This License Agreement Amendment No. 8 (the “Amendment No. 8”) executed and delivered as of April 27, 2009 amends the License Agreement dated September 20, 2005, as later amended (the “Agreement”) by and between Standard & Poor’s Financial Services LLC (“S&P”) and Chicago Mercantile Exchange Inc. (“CME”).

RECITALS

WHEREAS, S&P and CME are parties to the Agreement, and now mutually desire to amend certain terms of the same.

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows. All capitalized terms used but not defined in this Amendment No. 8 shall have the meaning assigned to such terms in the Agreement.

1.	Appendix 1 shall be amended by adding the following language to the list of S&P Stock Indices:

S&P 500 Dividend Index

2.	Appendix 2 shall be amended by adding the following language at the end:

S&P 500 Dividend Index

3.	In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Amendment No. 8 and the terms and conditions of the Agreement, the terms and conditions of this Amendment No. 8 shall govern and control.

Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be executed as of the date specified above.

STANDARD & POOR’S FINANCIAL SERVICES LLC.		CHICAGO MERCANTILE EXCHANGE INC.

By:	/s/ Robert Shakotko	By:	/s/ Scot Warren
Name:	Robert Shakotko	Name:	Scot Warren
Title:	Managing Director, Index Services	Title:	Managing Director Equity Products

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